TOWN & COUNTRY CORPORATION,
                                    as Issuer

                                       AND

                    TOWN & COUNTRY FINE JEWELRY GROUP, INC.,
                L.G. BALFOUR COMPANY, INC. and GOLD LANCE, INC.,
                                  as Guarantors

                                       AND

                             BANKERS TRUST COMPANY,
                                   as Trustee

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                          SECOND SUPPLEMENTAL INDENTURE

                            Dated as of March 4, 1997

                                       to

                                    INDENTURE

                            Dated as of May 14, 1993

     ----------------------------------------------------------------------

                 13% Senior Subordinated Notes Due May 31, 1998

                          SECOND SUPPLEMENTAL INDENTURE


     SECOND SUPPLEMENTAL INDENTURE dated as of March 4, 1997, by and among TOWN & COUNTRY CORPORATION, a Massachusetts corporation (the "Issuer"), BANKERS TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee"), and TOWN & COUNTRY FINE JEWELRY GROUP, INC., L.G. BALFOUR COMPANY, INC. and GOLD LANCE, INC. (the "Guarantors").

     WHEREAS, all capitalized terms used in this Second Supplemental Indenture have the respective meanings set forth in the Indenture; and

     WHEREAS, the Issuer, the Guarantors and the Trustee entered into that certain Indenture dated as of May 14, 1993 (as amended by the First Supplemental Indenture dated November 13, 1996, the "Indenture"), which authorized the issuance of 13% Senior Subordinated Notes due May 31, 1998 (the "Securities"); and

     WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Issuer, the Trustee and the Guarantors may amend the Indenture as provided herein with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities; and

     WHEREAS, all acts and proceedings required by law, the Indenture, the articles of organization and the by-laws of the Issuer and the Guarantors to authorize, approve and constitute this Second Supplemental Indenture as a valid and binding agreement for the uses and purposes set forth herein, in accordance with its terms, have been done and taken, and the execution and delivery of this Second Supplemental Indenture have in all respects been duly authorized by the Issuer and the Guarantors.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee hereby agree as follows:

     (1) Section 4.09(b) of the Indenture is hereby amended by adding the following paragraph (6):

     "(6) the Company or any such Subsidiary from purchasing, redeeming or otherwise acquiring or retiring for value, in one or more related or unrelated transactions in compliance with applicable rules and regulations of the Thailand Stock Exchange, Capital Stock of Essex International Company Limited that the Company and its Subsidiaries do not own so long as the aggregate cash consideration paid by the Company and its Subsidiaries in connection with such purchase, redemption, acquisition or retirement does not exceed $3.5 million.

     (2) The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Issuer and the Guarantors.

     (3) This Second Supplemental Indenture shall become valid, binding and effective upon its execution by the Issuer, the Guarantors and the Trustee.

     (4) Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. In addition, without limitation, the Issuer and the Guarantors hereby reconfirm their obligations to the Trustee under Section 7.07 of the Indenture.

     (5) This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     (6) This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

     (7) The laws of the State of New York shall govern this Second Supplemental Indenture without regard to principles of conflicts of law.

     (8) Nothing contained in this Second Supplemental Indenture shall operate as a waiver or release of any right, remedy, claim or privilege against the Company, the Guarantors or any other person as to matters not specifically addressed by this Second Supplemental Indenture, and all such rights, remedies, claims and privileges are hereby expressly preserved.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

                                   TOWN & COUNTRY CORPORATION


                                   By:       /s/ William Schawbel
                                             _____________________________
                                   Name:     William Schawbel
                                   Title:    Interim President


                                   TOWN & COUNTRY FINE JEWELRY GROUP, INC.


                                   By:      /s/ William Schawbel
                                             _____________________________

                                             Name:     William Schawbel
                                             Title:    Interim President

                                   L.G. BALFOUR COMPANY, INC.


                                   By:       /s/ William Schawbel
                                             _____________________________

                                             Name:     William Schawbel
                                             Title:    Interim President

                                   GOLD LANCE, INC.


                                   By:       /s/ Richard E. Floor
                                             _____________________________

                                             Name:     Richard E. Floor
                                             Title:    Clerk

                                   FLEET NATIONAL BANK (as successor
                                   to Shawmut Bank, N.A.), as Trustee


                                   By:       /s/ Lee MacDonald
                                             _____________________________

                                             Name:     Lee MacDonald
                                             Title:    Vice President